[LETTERHEAD OF ANDERSON ASSOCIATES, LLP]



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


Board of Directors
Patapsco Bancorp, Inc.


We consent to the use of our report incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the Prospectus.



Anderson Associates, LLP

/s/ Anderson Associates, LLP

Baltimore, Maryland
November 6, 2000